 NEWS RELEASE

Corporate Offices:
1328 Racine Street
Racine, WI  53403

FOR IMMEDIATE RELEASE

Contact: Jeffrey S. Knutson
(262) 638-4242

TWIN DISC, INC. ANNOUNCES FISCAL 2015
THIRD QUARTER FINANCIAL RESULTS

•     Third Quarter Sales Flat Compared to Prior Year
•     Third Quarter Earnings Improve Significantly to $0.26 per Diluted Share
•     Operating Cash Flow Generation of $6,056,000 in Fiscal 2015 Third Quarter
•     Net Cash at March 27, 2015 was $11,207,000
•     Six-Month Backlog at March 27, 2015 was $47,828,000 Down 18% Sequentially

RACINE, WISCONSIN—April 28, 2015— Twin Disc, Inc. (NASDAQ: TWIN), today reported financial results for the fiscal 2015 third quarter ended March 27, 2015.

Sales for the fiscal 2015 third quarter increased slightly to $60,941,000, from $60,705,000 for the same period last year.  Year-to-date, sales were $198,456,000, compared to $190,343,000 for the fiscal 2014 nine months.  The slight increase in fiscal 2015 third quarter sales resulted from higher shipments at the Company’s North American manufacturing and distribution operations across most product markets, offset by moderating demand in the Company’s Asian markets for commercial marine, and oil and gas products.  Demand in the fiscal 2015 third quarter from European customers  remained weak and continued to moderate in Asia, while overall demand in North America was stable, influenced by the Company’s commercial marine, industrial products, and oil and gas markets. For the fiscal 2015 third quarter and nine months, foreign currency translations negatively impacted sales by $3,253,000 and $4,855,000, respectively.

Commenting on the results, John H. Batten, President and Chief Executive Officer, said: “The first nine months of fiscal 2015 have produced strong top- and bottom-line results, primarily due to better year-over-year demand from North American pressure pumping customers.  Also helping sales in the quarter was higher demand for marine transmissions and aftermarket activity, which were partially offset by the impact of the strengthening U.S. dollar on foreign currency translation.  With sustained lower oil prices and slowing global industrial demand, we are cautiously watching our end markets for further signs of deterioration.  Over the past several years, we have significantly strengthened our balance sheet.  This provides us with flexibility to withstand the cyclical nature of our end markets and to invest in initiatives that improve our competitiveness, geographic and end-market diversification, and opportunities for growth.”

Gross margin for the fiscal 2015 third quarter was 31.2 percent, compared to 27.2 percent in the fiscal 2014 third quarter.  Gross profit for fiscal 2015’s third quarter was favorably impacted by increased shipments to the Company’s North American manufacturing and distribution customers across most product markets, and increased service and parts sales, along with reduced pension expense, only partially offset by moderating demand in the Company’s Asian markets for commercial marine and oil and gas products.  Year-to-date, gross margin was 32.0 percent, compared to 29.3 percent for the fiscal 2014 nine months.

For the fiscal 2015 third quarter, marketing, engineering and administrative (ME&A) expenses, as a percentage of sales, declined significantly to 25.7 percent, compared to 27.8 percent for the fiscal 2014 third quarter.  ME&A expenses decreased $1,201,000 versus the same period last fiscal year. The net impact of foreign currency movement year over year was to reduce ME&A expenses by $878,000, driven by the strengthening of the U.S. dollar versus the euro and most Asian currencies.  The net remaining decrease in ME&A expenses of $323,000 for the quarter relates to the reversal of stock compensation due to resignation ($300,000), reduced domestic pension expense ($707,000) and controlled spending at the Company’s global operations, partially offset by increased bonus expense ($574,000) and inflationary increases.  For the fiscal 2015 first nine months, ME&A expenses, as a percentage of sales, were 24.2 percent, compared to 26.0 percent for the fiscal 2014 comparable period.  For the fiscal 2015 first nine months, ME&A expenses decreased $1,486,000 versus the same period last fiscal year.

The effective tax rate for the fiscal 2015 third quarter was 18.8 percent, significantly lower than the prior year third quarter rate of 29.8 percent.  However, the effective rates are impacted by the operating results of a certain foreign jurisdiction that is subject to a full valuation allowance.  Adjusting fiscal 2015 results for the results of this jurisdiction, the third quarter rate would have been 27.3 percent, which was positively impacted by favorable provision to return adjustments for the federal and various state tax returns filed in the quarter, along with an adjustment to the reserve for uncertain tax positions.  The fiscal 2014 third quarter tax benefit on near break-even, pre-tax results was impacted by a reduced effective rate driven by a change in the jurisdictional mix of earnings along with provision to return adjustments for the federal and various state tax returns filed in the quarter. The effective rate for the fiscal 2015 nine month period was 31.8 percent, significantly lower than the prior year nine month rate of 66.6 percent.  Adjusting both fiscal years for the results subject to a full valuation allowance, the fiscal 2015 year-to-date rate would have been 31.9 percent, compared to 33.3 percent for the fiscal 2014 comparable period.  The fiscal 2014 rate is somewhat higher due to unfavorable discrete items recorded in the first quarter related to adjustment to tax.

Net earnings attributable to Twin Disc for the fiscal 2015 third quarter were $2,946,000, or $0.26 per diluted share, compared to a net loss of $475,000, or $0.04 per share, for the fiscal 2014 third quarter.  Year-to-date, net earnings attributable to Twin Disc were $10,736,000, or $0.95 per diluted share, compared to $1,320,000, or $0.12 per diluted share for the fiscal 2014 nine months.

Earnings before interest, taxes, depreciation and amortization (EBITDA)* were $6,243,000 for the fiscal 2015 third quarter, compared to $2,299,000 for the fiscal 2014 third quarter.  For the fiscal 2015 nine months, EBITDA was $23,899,000, compared to $12,930,000 for the fiscal 2014 comparable period.

Jeffrey S. Knutson, Vice President – Finance, Interim Chief Financial Officer, Corporate Controller, Interim Treasurer and Secretary, stated: “We continue to have a strengthening balance sheet and excellent sources of liquidity.  The Company generated $6,056,000 in cash from operations during the quarter.  At March 27, 2015 we had total debt of $12,400,000 and cash of $23,607,000.  The majority of our cash balance is located outside the U.S. and the effect of exchange rate changes has reduced our cash balance by $2,920,000.  In addition, the fiscal 2015 first quarter contribution to the Company’s domestic defined benefit plans further reduced our cash by $3,360,000.  Working capital was $110,432,000 at March 27, 2015, compared to $123,117,000 at June 30, 2014, and $127,388,000 at March 28, 2014.  Year-to-date, we have invested $5,898,000 in capital expenditures and expect to invest approximately $10,000,000 in capital expenditures for fiscal 2015.”

Mr. Batten concluded: “Our six-month backlog at March 27, 2015 was $47,828,000 compared to $58,297,000 at December 26, 2014 and $57,599,000 at March 28, 2014.  The decline in our backlog is primarily due to the impact lower oil prices are having on pressure pumping demand, partially offset by stable demand from customers in the work boat, airport, rescue and firefighting, legacy military and industrial markets, as well as for aftermarket applications.  An unfavorable currency impact contributed to the reduction in backlog versus December 26, 2014 ($1,100,000) and March 28, 2014 ($2,400,000).  With the market-leading transmission system for high-horsepower pressure pumping applications and the only transmission system developed from the ground up for the mid-horsepower range, we continue to be well positioned to compete in the global oil and gas market.  However, current oil prices are negatively impacting utilization rates of the pressure pumping fleet, which we think will last for at least the next several quarters.  To help mitigate our exposure to any one sector, we have been successful over the past several years diversifying our markets and geographies.  While we cannot control the demand in our end markets, we are working hard to position the company for long-term growth and will use contracting periods to improve our operations and invest in the future.”

Twin Disc will be hosting a conference call to discuss these results and to answer questions at 11:00 a.m. Eastern Time on Tuesday, April 28, 2015. To participate in the conference call, please dial 888-312-3048 five to ten minutes before the call is scheduled to begin. A replay will be available from 2:00 p.m. April 28, 2015 until midnight May 5, 2015. The number to hear the teleconference replay is 877-870-5176. The access code for the replay is 9797383.

The conference call will also be broadcast live over the Internet. To listen to the call via the Internet, access Twin Disc's website at http://ir.twindisc.com/index.cfm and follow the instructions at the web cast link. The archived webcast will be available shortly after the call on the Company's website.

About Twin Disc, Inc.
Twin Disc, Inc. designs, manufactures and sells marine and heavy-duty off-highway power transmission equipment.  Products offered include: marine transmissions, surface drives, propellers and boat management systems, as well as power-shift transmissions, hydraulic torque converters, power take-offs, industrial clutches and control systems.  The Company sells its products to customers primarily in the pleasure craft, commercial and military marine markets, as well as in the energy and natural resources, government and industrial markets.  The Company’s worldwide sales to both domestic and foreign customers are transacted through a direct sales force and a distributor network.

Forward-Looking Statements
This press release may contain statements that are forward looking as defined by the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including those identified in the Company’s most recent periodic report and other filings with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved.

*Non-GAAP Financial Disclosures
Financial information excluding the impact of foreign currency exchange rate changes and the impact of acquisitions, if any, in this press release are not measures that are defined in U.S. Generally Accepted Accounting Principles (“GAAP”). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company’s business performance and trends excluding these amounts. These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definition – Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
The sum of, net earnings and adding back provision for income taxes, interest expense, depreciation and amortization expenses: this is a financial measure of the profit generated excluding the above mentioned items.

--Financial Results Follow--

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (In thousands, except per-share data; unaudited)
	Three Months Ended		Nine Months Ended
	March 27, 2015	March 28, 2014	March 27, 2015	March 28, 2014

Net sales	$60,941	$60,705	$198,456	$190,343
Cost of goods sold	41,935	44,177	134,958	134,604
Gross profit	19,006	16,528	63,498	55,739

Marketing, engineering and
administrative expenses	15,669	16,870	48,086	49,572
Restructuring of operations	-	-	-	1,094
Earnings (loss) from operations	3,337	(342)	15,412	5,073
Interest expense	122	220	436	697
Other (income) expense, net	(539)	68	(1,021)	(85)
Earnings (loss) before income taxes and noncontrolling interest	3,754	(630)	15,997	4,461
Income taxes	707	(188)	5,088	2,973

Net earnings (loss)	3,047	(442)	10,909	1,488
Less: Net earnings attributable to
noncontrolling interest, net of tax	(101)	(33)	(173)	(168)
Net earnings (loss) attributable to Twin Disc	$2,946	$(475)	$10,736	$1,320

Earnings (loss) per share data:
Basic earnings (loss) per share attributable to Twin Disc common shareholders	$0.26	$(0.04)	$0.95	$0.12
Diluted earnings (loss) per share attributable to Twin Disc common shareholders	$0.26	$(0.04)	$0.95	$0.12

Weighted average shares outstanding data:
Basic shares outstanding	11,277	11,265	11,276	11,256
Diluted shares outstanding	11,279	11,265	11,280	11,262

Dividends per share	$0.09	$0.09	$0.27	$0.27

Comprehensive (loss) income:
Net earnings (loss)	$3,047	$(442)	$10,909	$1,488
Other comprehensive (loss) income: Foreign currency translation adjustment	(5,892)	1,054	(14,762)	4,053
Benefit plan adjustments, net	542	528	1,545	1,506
Comprehensive (loss) income	(2,303)	1,140	(2,308)	7,047
Comprehensive income of noncontrolling interest	(46)	(33)	(87)	(168)
Comprehensive (loss) income attributable to Twin Disc	$(2,349)	$1,107	$(2,395)	$6,879

RECONCILIATION OF CONSOLIDATED NET EARNINGS (LOSS) TO EBITDA (In thousands; unaudited)
	Three Months Ended		Nine Months Ended
	March 27, 2015	March 28, 2014	March 27, 2015	March 28, 2014
Net earnings (loss) attributable to Twin Disc	$2,946	$(475)	$10,736	$1,320
Interest expense	122	220	436	697
Income taxes	707	(188)	5,088	2,973
Depreciation and amortization	2,468	2,742	7,639	7,940
Earnings before interest, taxes, depreciation and amortization	$6,243	$2,299	$23,899	$12,930

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands; unaudited)

	March 27,	June 30,
	2015	2014
ASSETS
Current assets:
Cash	$23,607	$24,757
Trade accounts receivable, net	35,729	40,219
Inventories, net	90,039	97,579
Deferred income taxes	4,713	4,779
Other	13,926	12,763

Total current assets	168,014	180,097

Property, plant and equipment, net	55,791	60,267
Goodwill, net	12,818	13,463
Deferred income taxes	1,340	2,556
Intangible assets, net	2,264	2,797
Other assets	6,149	7,805

TOTAL ASSETS	$246,376	$266,985

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$3,571	$3,604
Accounts payable	24,859	22,111
Accrued liabilities	29,152	31,265

Total current liabilities	57,582	56,980

Long-term debt	8,829	14,800
Accrued retirement benefits	28,764	37,006
Deferred income taxes	1,324	1,778
Other long-term liabilities	3,050	4,110

Total liabilities	99,549	114,674

Twin Disc shareholders’ equity: Common shares authorized: 30,000,000; Issued: 13,099,468; no par value	11,969	11,973
Retained earnings	191,384	183,695
Accumulated other comprehensive loss	(29,074)	(15,943)

	174,279	179,725
Less treasury stock, at cost (1,831,457 and 1,837,595 shares, respectively)	28,047	28,141

Total Twin Disc shareholders' equity	146,232	151,584

Noncontrolling interest	595	727
Total equity	146,827	152,311

TOTAL LIABILITIES AND EQUITY	$246,376	$266,985

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)
	Nine Months Ended
	March 27, 2015	March 28, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$10,909	$1,488
Adjustments to reconcile net earnings to cash provided
by operating activities:
Depreciation and amortization	7,639	7,940
Restructuring of operations	-	1,094
Other non-cash changes, net	295	441
Net change in operating assets and liabilities	(3,343)	6,824
Net cash provided by operating activities	15,500	17,787

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of fixed assets	(5,898)	(5,183)
Proceeds from sale of fixed assets	210	121
Other, net	1,553	(244)
Net cash used by investing activities	(4,135)	(5,306)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of notes payable	(30)	(59)
Borrowings under revolving loan agreement	61,135	48,550
Repayments under revolving loan agreement	(67,100)	(50,600)
Proceeds from exercise of stock options	15	-
Dividends paid to shareholders	(3,047)	(3,045)
Dividends paid to noncontrolling interest	(219)	(487)
Excess tax benefits from stock compensation	(36)	524
Other	(313)	(2,170)
Net cash used by financing activities	(9,595)	(7,287)

Effect of exchange rate changes on cash	(2,920)	442

Net change in cash	(1,150)	5,636

Cash:
Beginning of period	24,757	20,724

End of period	$23,607	$26,360

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